UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2009
ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21696 (Commission File Number)	22-3106987 (I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts (Address of principal executive offices)	02139 (Zip Code)
Registrant’s telephone number, including area code: (617) 494-0400
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
ARIAD Pharmaceuticals, Inc. (the “Company”) is filing this Current Report on Form 8-K to report that a shareholder derivative complaint alleging breaches of fiduciary duties was filed in the Delaware Court of Chancery on February 13, 2009, naming each of the Company’s directors (collectively, the “Directors”) as a defendant and the Company as a nominal defendant. The complaint misrepresents factual information taken from the Company’s public filings, and quotes from and repeats many of the same false statements and mischaracterizations of events set forth in the resignation letter from the four resigning directors that the Company filed with the SEC on a Form 8-K on December 5, 2008. As with the allegations in the directors’ resignation letter, the Company and the Directors unequivocally refute the misstatements and mischaracterizations set forth in the complaint. The Company believes that the claims are without merit and that the complaint constitutes a frivolous lawsuit. The Company and the Directors intend to vigorously oppose the lawsuit, beginning with a motion to dismiss to be filed in the near future.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.
By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Senior Vice President, Chief Financial Officer

Date: February 17, 2009

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